                                                                    Exhibit 99.1



CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Wilsons The Leather Experts Inc.

Date: December 16, 2002
                                   /s/ Joel N. Waller
                                   --------------------------------------------
                                   Joel N. Waller, Chairman of the Board of
                                   Directors and Chief Executive Officer
                                   (principal executive officer)


Date: December 16, 2002
                                   /s/ Peter G. Michielutti
                                   --------------------------------------------
                                   Peter G. Michielutti, Senior Vice President
                                   and Chief Financial Officer
                                   (principal financial and accounting officer)